Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
In connection with the Annual Report of PetSmart, Inc. (the “Company”) on Form 10-K for the period ended February 3, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert F. Moran, the Chairman and Chief Executive Officer of the Company, certify, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 28, 2013

/s/ Robert F. Moran
Robert F. Moran
Chairman and Chief Executive Officer
(Principal Executive Officer)
A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), has been provided to PetSmart, Inc. and will be retained by PetSmart, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of PetSmart, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.